Exhibit 99.1

NEWS RELEASE

For Immediate Release                                                     Contact:            William W. Sherertz

            President and

            Chief Executive Officer

                                                                                         Telephone:           (360) 828-0700

BBSI

ANNOUNCES FOUTH QUARTER 2009 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 1Q10, DECLARATION OF QUARTERLY CASH DIVIDEND

AND CONFERENCE CALL

            VANCOUVER, WASHINGTON, February 9, 2010 – Barrett Business Services, Inc. (Nasdaq:  BBSI) reported today net income of $2.2 million compared to net income of $2.3 million for the fourth quarter of 2008.  Diluted earnings per share for the 2009 fourth quarter were $.21, as compared to diluted earnings per share of $.21 for the same quarter a year ago.

            Net revenues for the fourth quarter ended December 31, 2009 totaled $62.6 million, a decrease of approximately $2.0 million or 3.1% from the $64.6 million for the same quarter in 2008.

	(Unaudited)		(Unaudited)
(in thousands, except per share amounts)	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
Results of Operations	2009	2008	2009	2008
Revenues:
Staffing services	$30,931	$33,674	$116,155	$154,565
Professional employer service fees	31,698	30,956	120,305	125,903
Total revenues	62,629	64,630	236,460	280,468
Cost of revenues:
Direct payroll costs	23,388	25,173	87,679	114,440
Payroll taxes and benefits	19,617	19,164	82,077	85,531
Workers' compensation	7,636	8,208	41,109	30,887
Total cost of revenues	50,641	52,545	210,865	230,858
Gross margin	11,988	12,085	25,595	49,610
Selling, general and administrative expenses	8,689	8,813	33,481	36,654
Depreciation and amortization	423	393	1,641	1,536
Income (loss) from operations	2,876	2,879	(9,527)	11,420
Loss on impairment of investments	-	-	-	(3,483)
Other income, net	267	376	1,640	2,054
Income (loss) before taxes	3,143	3,255	(7,887)	9,991
Provision for (benefit from) income taxes	950	983	(3,119)	3,728
Net income (loss)	$2,193	$2,272	$(4,768)	$6,263
Basic earnings (loss) per share	$.21	$.21	$(.46)	$.58
Weighted average basic shares outstanding	10,480	10,638	10,452	10,861
Diluted earnings (loss) per share	$.21	$.21	$(.46)	$.56
Weighted average diluted shares outstanding	10,497	10,837	10,452	11,120

Barrett Business Services, Inc.

News Release – Fourth Quarter 2009

February 9, 2010

            The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers.  The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

	(Unaudited)		(Unaudited)
	Fourth Quarter Ended		Year Ended
(in thousands)	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Staffing services	$30,931	$33,674	$116,155	$154,565
Professional employer services	239,884	229,449	903,731	926,028
Total revenues	270,815	263,123	1,019,886	1,080,593
Cost of revenues:
Direct payroll costs	230,359	222,274	866,167	908,410
Payroll taxes and benefits	19,617	19,164	82,077	85,531
Workers' compensation	8,851	9,600	46,047	37,042
Total cost of revenues	258,827	251,038	994,291	1,030,983
Gross margin	$11,988	$12,085	$25,595	$49,610

            Gross revenues of $270.8 million for the fourth quarter ended December 31, 2009 increased 2.9% over the similar period in 2008.

            A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the fourth quarters ended December 31, 2009 and 2008:

	(Unaudited)
	Three Months Ended December 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2009	2008	2009	2008	2009	2008
Revenues:
Staffing services	$30,931	$33,674	$-	$-	$30,931	$33,674
Professional
employer services	239,884	229,449	(208,186)	(198,493)	31,698	30,956
Total revenues	$270,815	$263,123	$(208,186)	$(198,493)	$62,629	$64,630
Cost of revenues	$258,827	$251,038	$(208,186)	$(198,493)	$50,641	$52,545

Barrett Business Services, Inc.

News Release – Fourth Quarter 2009

February 9, 2010

For the years ended December 31, 2009 and 2008:

	(Unaudited)
	Year Ended December 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2009	2008	2009	2008	2009	2008
Revenues:
Staffing services	$116,155	$154,565	$-	$-	$116,155	$154,565
Professional
employer services	903,731	926,028	(783,426)	(800,125)	120,305	125,903
Total revenues	$1,019,886	$1,080,593	$(783,426)	$(800,125)	$236,460	$280,468
Cost of revenues	$994,291	$1,030,983	$(783,426)	$(800,125)	$210,865	$230,858

            The following summarizes the unaudited consolidated balance sheets at December 31, 2009 and December 31, 2008.

Barrett Business Services, Inc.

News Release – Fourth Quarter 2009

February 9, 2010

	December 31,	December 31,
(in thousands)	2009	2008
Assets
Current assets:
Cash and cash equivalents	$36,671	$42,214
Marketable securities	13,766	17,968
Trade accounts receivable, net	33,070	34,389
Income taxes receivable	4,274	-
Prepaid expenses and other	979	1,440
Deferred income taxes	4,071	2,373
Workers' compensation receivables for insured claims	225	225
Total current assets	93,056	98,609
Marketable securities	7,473	427
Goodwill, net	47,338	47,338
Property, equipment and software, net	14,795	15,503
Restricted marketable securities and workers' compensation deposits	2,666	2,701
Other assets	3,104	1,645
Workers' compensation receivables for insured claims	3,640	3,837
	$172,072	$170,060

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,117	$881
Accrued payroll, payroll taxes and related benefits	30,244	32,296
Other accrued liabilities	499	902
Workers' compensation claims liabilities	10,509	7,186
Workers' compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	4,437	4,626
Total current liabilities	47,031	46,116
Customer deposits	600	706
Long-term workers' compensation claims liabilities	14,560	5,235
Long-term workers' compensation liabilities for insured claims	2,504	2,438
Deferred income taxes	6,323	4,394
Other long-term liabilities	500	-
Deferred gain on sale and leaseback	427	549
Stockholders' equity	100,127	110,622
	$172,072	$170,060

Outlook for First Quarter 2010

            The Company also disclosed today limited financial guidance with respect to its operating results for the first quarter ending March 31, 2010.  The Company expects gross revenues for the first quarter of 2010 to range from $258 million to $262 million, as compared to $227.9 million for the first quarter of 2009, and anticipates diluted loss per share for the first quarter of 2010 to range from $.19 to $.22 per share, as compared to a diluted loss per share of $.30 for the same period a year ago.  A reconciliation of estimated gross revenues to estimated GAAP net revenues for the first quarter of 2010 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Barrett Business Services, Inc.

News Release – Fourth Quarter 2009

February 9, 2010

Declaration of Quarterly Cash Dividend

            The Company’s board of directors declared a regular quarterly cash dividend of $0.08 per share.  The cash dividend will be paid on March 12, 2010 to all stockholders of record as of February 26, 2010.

Conference Call

            On February 10 at 9:00 a.m. Pacific Time, William W. Sherertz and James D. Miller will host an investor telephone conference call to discuss fourth quarter 2009 operating results.  To participate in the call, dial (877) 356-3717.  The call identification number is 55213927.  The conference call will also be webcast live at www.barrettbusiness.com.  To access the webcast, click on the Investor Relations section of the Web site and select Webcast.  A replay of the call will be available beginning Wednesday, February 10, 2010 at 12:00 p.m. PT and ending on Wednesday, February 17, 2010.  To listen to the recording, dial (800) 642-1687 and enter conference identification code 55213927.

            Statements in this release about future events or performance, including gross revenues and earnings expectations for the first quarter of 2010, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, the collectibility of accounts receivable and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others.  Other important factors that may affect the Company’s future prospects are described in the Company’s 2008 Annual Report on Form 10-K.  Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information.  The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

            BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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